                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------


          This Employment Agreement is dated as of February 29, 1996, and is entered into between T.K.G. Acquisition Corp., a Delaware corporation (the "Company"), and Burton B. Staniar ("Executive").

          WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company.


          NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I

                    Employment, Duties and Responsibilities
                    ---------------------------------------

          1.01.  Employment.  The Company shall employ Executive as Chairman and
                 ----------
Chief Executive Officer of the Company. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company.

          1.02.  Duties and Responsibilities.  Executive shall have such duties
                 ---------------------------
and responsibilities as are customarily associated with such position and as are assigned to the Executive from time to time by the Board of Directors of the Company (the "Board"). Executive and the Company agree that the Company may assign all or part of its rights and obligations under this Agreement, other than those set forth under Sections 1.03 hereof, to its principal United States operating subsidiary, and Executive consents to any such assignment and agrees that he will perform all of his duties and responsibilities for such assignee in the manner directed by its Board of Directors, unless otherwise directed by the Board. Executive shall in any event perform such additional services, without the receipt of additional compensation, with respect to the Company's subsidiaries as are assigned from time to time by the Board.

          1.03    Member of the Board.  During the Term (as defined below),
                  -------------------
prior to any stockholder meeting at which directors will be elected (or prior to the circulation of any written consent in respect of the election of directors), the Company shall nominate Executive to be a member of the Board and of the Board of Directors of the Company's principal United States operating subsidiary.
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                                   ARTICLE II

                                      Term
                                      ----

          2.01.  Term.  (a) The term of this Agreement (the "Term") shall
                 ----
commence on the date of the closing of the acquisition (the "Acquisition") by the Company of the Knoll companies from Westinghouse Electric Corporation and shall continue for a period of one year from such date; provided, however, that the term of the Executive's employment shall be automatically extended without further action of either party for successive additional periods of one year, unless written notice of either party's intention not to extend has been given to the other party at least sixty (60) days prior to the expiration of the then effective term.

          (b) Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                  ARTICLE III

                           Compensation and Expenses
                           -------------------------

          3.01.  Salary, Bonuses and Benefits.  As compensation and
                 ----------------------------
consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

          (a) The Company shall pay Executive a base salary ("Base Salary") during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of not less than $400,000 per annum. The Company agrees to review such compensation (for possible increases, not decreases) not less frequently than annually during the Term.

          (b) Executive shall participate during the Term in such pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other executive officers of the Company and subject to the terms and provisions of such plans or programs. Executive confirms that he is aware that the Company or one of its affiliates may seek to obtain for their benefit "key man" insurance covering the Executive and Executive agrees to use his reasonable best efforts (without the incurrence of any unreimbursed out-of-pocket expenses) to cooperate in connection therewith.

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          (c) Executive shall receive a service bonus equal to 25% of Base
Salary (each a "Service Bonus") to be paid promptly after completion of each calendar year of employment during the Term; provided, however, that upon the Executive's termination of employment hereunder, a pro-rated Service Bonus shall be paid to the Executive based on the ratio of (a) the number of days from the later of (i) the Executive's employment commencement date or (ii) January 1 of the year of termination, until the date of termination to (b) 365.

          (d) Executive shall participate during the Term in such other bonus plans or programs that are established during the Term for senior management by the Board, with a maximum target annual bonus opportunity for each year during the Term of up to 125% of Executive's Base Salary, which shall be calculated on the basis of achievement of goals set by the Board, which goals may include, without limitation, specific individual goals and/or corporate performance parameters such as revenue, profit, balance sheet and cash management objectives. The Board shall establish the goals applicable to Executive in consultation with the Executive in advance of any fiscal year or other applicable period.

          (e) Executive shall be entitled to a paid vacation, in accordance with Company policy (but not necessarily consecutive vacation weeks) during the Term.

          (f) During and after the Term the Company agrees that if Executive is made a party, or compelled to testify or otherwise participate in, any action, suit or proceeding, (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company or any of its subsidiaries, the Executive shall be indemnified by the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board against all cost, expense, liability and loss reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director or officer of the Company or subsidiary, for the period of any applicable statute of limitations or, if longer, for the period in which any such Proceeding which commenced within the period of any such statute of limitations is pending. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that, pursuant to applicable law, he is not entitled to be indemnified against such costs and expenses. During the Term (and thereafter for the period of any applicable statute of limitations), the Company agrees to purchase from a

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reputable insurance company, and maintain, a directors' and officers' liability insurance policy covering the Executive, in amounts reasonably determined by the Board to be appropriate for directors and officers of the Company given the Company's business, securities, operations and financial condition.

          3.02.  Expenses.  The Company will reimburse Executive for reasonable
                 --------
business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

          3.03.  Parachute Gross-Up.  The sole shareholder of the Company has
                 ------------------
previously approved the making of all payments due under or pursuant to this Agreement after having received full disclosure of all material facts concerning such payments. As a result, the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") are expected to be inapplicable. Notwithstanding anything to the contrary in this Agreement and in addition to any other compensation or other amount payable by the Company to the Executive pursuant to this Agreement or otherwise, if it shall be determined that, notwithstanding such shareholder approval, any payment or distribution by the Company to or for the benefit of the Executive, pursuant to the terms of this Agreement or otherwise or resulting from the accelerated vesting of shares of common stock or options to acquire common stock of the Company (a "Payment"), are subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes on the Gross-Up Payment, (including any interest or penalties imposed with respect to such taxes, and any Excise Tax imposed upon the Gross-Up Payment), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment or otherwise (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. All determinations required to be made under this Section, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Company's

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independent accountants. If the Internal Revenue Service determines that Excise
Tax is larger than the amount calculated by the Company's accountants, and the Company does not contest such determination and prevail in such contest at its own expense, the Gross-Up Payment due the Executive shall be recalculated and any additional amounts owed Executive shall be promptly paid to him.

                                   ARTICLE IV

                               Exclusivity, Etc.
                               -----------------

          4.01.  Exclusivity.  Executive agrees to perform his duties,
                 -----------
responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company, except as permitted in
Section 4.02 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

          4.02.  Other Business Ventures.  Executive agrees that, so long as he
                 -----------------------
is employed by the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

          4.03.  Confidentiality; Non-competition.  (a)  Executive agrees that
                 --------------------------------
he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, any information pertaining to any business process, method or means, any customer lists, details of contracts with or requirements of customers, any information pertaining to the Company's financial records, computer systems and software, sales or marketing plans, or any other written information treated as confidential or as a trade secret by the Company, which he may have learned or acquired in connection with his employment (collectively, "Confidential Information"). Executive's obligation under this Section 4.03(a) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company or any predecessor of the Company with which he was employed, as evidenced by written records of Executive or (iv) is

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

hereafter disclosed to Executive by a third party which, to Executive's knowledge, is not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any notes, memoranda, papers, documents, correspondence or writing (which shall include information recorded or stored in writing, on magnetic tape or disc, or otherwise stored for reproduction, whether by mechanical or electronic means and whether or not such reproduction will result in a permanent record being made) containing or reflecting any Confidential Information ("Documents"). Executive recognizes that all such Documents, whether developed by him or by someone else, will be the sole and exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such Confidential Information, including without limitation all Documents, correspondence, and any other property held by him or under his control in relation to the business or affairs of the Company, and no copy of any Confidential Information shall be retained by him.

          (b) Upon any termination of Executive's employment with the Company, the Executive shall not, for a period of one year from the date of such termination, directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venture or otherwise, (i) engage in any business activities which are competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company at the time of such termination (provided that Executive may own, directly or
                          --------
indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market); (ii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company to terminate such person's contract of employment or agency, as the case may be, with the Company or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

          (c) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may deem reasonably necessary or appropriate to effectuate the provisions of this
Section 4.03.

          4.04.  Equitable Relief.  Executive and the Company agree that the
                 ----------------
restrictions, prohibitions and other provisions of Article IV of this Agreement are reasonable, fair, and equitable in scope, terms, and duration, are necessary to protect the legitimate business interests of the Company and are a material inducement to the Company to enter into this Agreement. The Company and the Executive recognize that the services to be

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rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board, shall leave his employment for any reason and take any action in violation of this Article IV, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 4.05 below, to enjoin the Executive from breaching the provisions of Article IV. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Article IV shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

          4.05.  Submission to Jurisdiction.  Any proceeding or action must be
                 --------------------------
commenced in the federal courts, or in the absence of federal jurisdiction in state court, in either case in New York. The Executive and the Company irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy or which shall be conclusive evidence of the fact and the account of any liability of the Executive or the Company therein described, or by appropriate proceedings under an applicable treaty or otherwise.

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

                                   ARTICLE V

                                  Termination
                                  -----------

          5.01.  Termination by the Company.  The Company shall have the right
                 --------------------------
to terminate Executive's employment at any time, with or without "Cause". For purposes of this Agreement, "Cause" shall mean (i) the substantial and continued failure of Executive to perform material duties reasonably required of Executive by the Board (it being understood that a failure to attain performance objectives shall not be treated as a failure to perform material duties for purpose of this clause (i)) for a period of not less than 30 consecutive days, provided notice in writing from the Board is given to Executive specifying in reasonable detail the circumstances constituting such substantial and continued failure, (ii) conduct substantially disloyal to the Company which conduct is identified in reasonable detail by notice in writing from the Board and which conduct, if susceptible of cure, is not remedied by Executive within 30 days of Executive's receipt of such notice, (iii) any act of fraud, embezzlement or misappropriation against the Company, or (iv) the conviction of Executive of a felony.

          5.02.  Death.  In the event Executive dies during the Term, his
                 -----
employment shall automatically terminate effective on the date of his death.

          5.03.  Disability.  In the event that Executive shall suffer a
                 ----------
disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate Executive's employment for "Disability," such termination to be effective upon the giving of notice thereof to Executive in accordance with
Section 6.03 hereof.

          5.04.  Compensation upon Termination.  (a) In the event of termination
                 -----------------------------
of Executive's employment by the Company (other than for Cause or Disability), or in the event of termination of Executive's employment by the Company as a result of the Company's failure to renew this Agreement, or in the event of a termination of Executive's employment by Executive following a breach of a material provision of this Agreement by the Company, provided that the Executive has given advance written notice to the Company, identifying the basis for the breach in reasonable detail and, except in the event of a failure to pay Base Salary, giving the Company 30 days' opportunity to cure, the Company shall pay Executive an amount equal to 125% of the Executive's then current Base Salary, in twelve equal monthly installments following the date of such termination.

          (b) The Executive's rights upon termination of employment with respect to stock options or other incentive awards shall be governed by the terms and conditions of any stock

                                       8
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option agreements or as established by the Company with respect to such awards.

          (c) Upon termination of Employment for any reason, Executive shall be entitled to continued coverage under the Company's health, disability and medical benefits for the greater of (i) the period provided under applicable law (but only to the extent the Executive takes whatever actions are required of him under applicable law to secure such continued coverage) or (ii) 90 days from the date of termination; provided that nothing in this Section 5.04 shall affect
                     --------
Executive's continuing entitlement under any disability insurance policy if Executive's employment is terminated by the Company for Disability. Notwithstanding the preceding sentence, if the Executive's employment is terminated under the circumstances described in Section 5.04(a), such continued coverage shall be provided on the same basis as for active employees for a period of one year from the date of termination.

          (d) Except as provided in this Section 5.04, Executive shall not be entitled to compensation as a result of any termination of his employment with the Company.

                                   ARTICLE VI

                                 Miscellaneous
                                 -------------

          6.01.  Mitigation; Offset.  Executive shall not be required to
                 ------------------
mitigate damages resulting from his termination of employment and, during such time, the amounts payable to Executive pursuant to Article V of this Agreement shall not be offset or reduced by any other compensation earned by Executive.

          6.02.  Benefit of Agreement; Assignment; Beneficiary.  (a) This
                 ---------------------------------------------
Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

          (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          6.03.  Notices.  Any notice required or permitted hereunder shall be
                 -------
in writing and shall be sufficiently given if personally delivered or if sent by telegram or telecopier or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to: T.K.G. Acquisition Corp., c/o Warburg, Pincus Ventures, L.P., 466 Lexington Avenue, New York, NY 10017, Attention: Jeffrey A. Harris, tel: (212) 878-0638; fax: (212) 878-9351, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to: Burton B. Staniar, 23 Glendon Road, Ho-Ho-Kus, NJ 07423, tel: (201) 447-5716; fax: (201) 612-9531, or to such other address as Executive shall designate by written notice to the Company, with a copy to F. George Davitt, Testa, Hurwitz & Thibeault, 125 High Street, Boston, MA 02110, tel:
(617) 248-7000, fax: (617) 248-7100. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

          6.04.  Entire Agreement; Amendment.  This Agreement contains the
                 ---------------------------
entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

          6.05.  Waiver.  The waiver by either party of a breach of any
                 ------
provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

          6.06.  Headings.  The Article and Section headings herein are for
                 --------
convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          6.07.  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

          6.08.  Agreement to Take Actions.  Each party hereto shall execute and
                 -------------------------
deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

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

          6.09.  Survivorship.  The respective rights and obligations of the
                 ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          6.10.  Validity.  The invalidity or unenforceability of any provision
                 --------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

          6.11.  Information Rights.  Until the earlier of (i) such time as
                 ------------------
Executive no longer owns at least 50% of the shares of the Company's capital stock purchased by Executive pursuant to the Management Subscription Agreement, dated as of the date hereof, between Executive and the Company, (ii) an Initial Public Offering (as defined in the Stockholders Agreement referred to below),
(iii) the termination of Executive's employment with the Company for Cause (as defined below), and (iv) Executive's employment by, or provision of consulting services to, a competitor of the Company or any of its subsidiaries, the Company shall provide Executive with the information set forth in Section 5(a) of the Stockholders Agreement (Common Stock and Preferred Stock), dated as of the date hereof, among the Company, Executive and certain other stockholders of the Company. For purposes of this paragraph, "Cause" shall having the meaning set forth in clauses (iii) and (iv) only in Section 5.01 of this Agreement.

          6.12.  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                         T.K.G. Acquisition Corp.


                         By: /s/ Barry L. McCabe
                            ________________________________
                             Name:
                             Title:

                             /s/ Burton B. Staniar
                            ________________________________
                             Burton B. Staniar

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